Exhibit 24

POWER OF ATTORNEY

FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144
AND REPORTS ON SCHEDULE 13D AND 13G

The undersigned hereby constitutes and appoints each of Jinying (Jenny) Chen, Corporate Controller of Cepton, Inc., formerly known as Cepton Technologies, Inc. (the “Company”), so long as she is employed at the Company, Kimberly D. Grotenrath, of O’Melveny & Myers LLP (“OMM”), outside counsel to the Company, so long as she is employed at OMM and Regina Braman of OMM, outside counsel to the Company, so long as she is employed at OMM, as his true and lawful attorney-in-fact and agent (each, an “Attorney-In-Fact”), with full power of substitution and resubstitution for him and in his name and stead in any and all capacities, to sign and file for and on his behalf, in respect of any acquisition, disposition or other change in ownership of any of the securities of the undersigned, the following:

(i)	any Form ID to be filed with the Securities and Exchange Commission (the “SEC”);

(ii)	any Update Passphrase Request to be filed with the SEC;

(iii)	any Initial Statement of Beneficial Ownership of Securities on Form 3 to be filed with the SEC;

(iv)	any Statement of Changes of Beneficial Ownership of Securities on Form 4 to be filed with the SEC;

(v)	any Annual Statement of Beneficial Ownership of Securities on Form 5 to be filed with the SEC;

(vi)	any Notice of Proposed Sale of Securities on Form 144 to be filed with the SEC;

(vii)	any reports on Schedule 13G or 13D (or amendments thereto) to be filed with the SEC; and

(viii)	any and all agreements, certificates, receipts, or other documents in connection therewith.

The undersigned hereby gives full power and authority to each Attorney-in-Fact to seek and obtain as his representative and on his behalf, information on transactions in the securities of the respective undersigned from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to it and approves and ratifies any such release of information.

The undersigned hereby grants unto each Attorney-in-Fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such Attorney-in-Fact and agent or substitute may do or cause to be done by virtue hereof.

The undersigned acknowledges that:

(i)	neither the Company, nor such Attorney-in-Fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirement of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(ii)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect with respect to each undersigned until revoked by such undersigned in a signed writing delivered to each Attorney-in-Fact.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of November 2021.

/s/ Winston Fu
Winston Fu

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss.
County OF SANTA CLARA	)

On this 1st day of November, 2021, before me, Violeta M. Santa Gadea Lopez, Notary Public, personally appeared Winston Fu who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Violeta M. Santa Gadea Lopez
Notary Public